Exhibit 32
Section 1350 Certifications
     The undersigned hereby certifies that the annual report on Form 10-K of PAHC Holdings Corporation (the “Registrant”) for the fiscal year ended June 30, 2005, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date: September 28, 2005	/s/ Gerald K. Carlson
Gerald K. Carlson
Chief Executive Officer (Principal Executive Officer)

Date: September 28, 2005	/s/ Richard G. Johnson
Richard G. Johnson
Chief Financial Officer (Principal Financial Officer)